Exhibit 10.2(b)
June 1, 2010
Winton Capital Management
la. St. Mary Abbot’s Place
Kensington, London W86LS,
U.K.
Attention: Mr. Martin Hunt

Re:	Management Agreement Renewals
Dear Mr. Hunt:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2011 and all other provisions of the Management Agreements will remain unchanged.
•	Diversified Multi-Advisor Futures Fund L.P.

•	Orion Futures Fund L.P.

•	CMF Winton Feeder I LP

•	CMF Winton Master Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	Institutional Futures Portfolio LP

•	Abingdon Futures Fund L.P.

•	Global Futures Fund Ltd.

•	Orion Futures Fund (Cayman) Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours, CERES MANAGED FUTURES LLC
By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

WINTON CAPITAL MANAGEMENT

By: Print Name:	/s/ Peter Jauhal PETER JAUHAL
JM/sr	DIRECTOR
WINTON CAPITAL MANAGEMENT